                                  EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DenAmerica Corp. on Form S-3 of our report dated March 29, 1996 (except for Note 16, as to which the date is May 31, 1996), appearing in the Transition Report on Form 10-K of DenAmerica Corp. for the year ended December 27, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Phoenix, Arizona


November 5, 1996